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                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contacts:

At Financial Relations Board
Amy Cozamanis                 Laurie Berman
Investor/Analyst Contact      General Inquiries
(310) 407-6547                (310) 407-6546


                   AEHR TEST SYSTEMS REPORTS FOURTH QUARTER
                           AND FISCAL 2004 RESULTS

Fremont, CA (July 20, 2004) -- Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the fourth fiscal quarter and fiscal year ended May 31, 2004.

Net sales increased 27 percent in the fourth quarter of fiscal 2004 to $5.9 million, compared with $4.6 million in the fourth quarter of fiscal 2003. The Company posted a net loss of $484,000, or $0.07 per share, in the fourth quarter of fiscal 2004, compared with a net loss of $677,000, or $0.09 per share, in the same period of the prior year.

Net sales for the year ended May 31, 2004 were $15.8 million, a five percent increase from net sales of $15.1 million in fiscal 2003. The Company posted a net loss of $4.0 million, or $0.55 per share, for fiscal 2004. The Company's fiscal 2003 net loss was $4.5 million, or $0.63 per share.

"We are pleased with our performance this quarter," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Shipments increased significantly, allowing us to report our highest quarterly net sales in the last three years, during which period the semiconductor equipment industry experienced the effects of a protracted downturn.

"Most analysts believe that our industry will continue to see improvement in net sales throughout calendar 2004. Interest levels in our products, including the FOX(TM) wafer-level test and burn-in systems, have picked up recently, and we believe Aehr Test is positioned to benefit from increased demand for wafer-level test and burn-in products."

At May 31, 2004, cash, short-term investments and long-term investments increased by over $400,000 from $11.4 million at the end of the fiscal 2003. The Company closed the fourth quarter of fiscal 2004 with no outstanding debt and shareholders' equity of $22.2 million, or $3.01 per share.


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"Our backlog increased to $7.9 million at the end of fiscal 2004 versus $5.1 million at the end of fiscal 2003," said Gary Larson, vice president of finance and chief financial officer. "Based primarily on the follow-on orders for MTX-Fp+ systems reported in May 2004, we believe that net sales in the first quarter of fiscal 2005 will be somewhat higher than those in the fourth quarter of fiscal 2004."

MANAGEMENT CONFERENCE CALL
Management of Aehr Test will host a conference call and webcast on Tuesday, July 20, 2004 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's fourth quarter and fiscal 2004 results. The conference call can be accessed live via the Internet at www.aehr.com. Please go to the website at least fifteen minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days.

ABOUT AEHR TEST SYSTEMS
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,000 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX, MAX3 and MAX4 systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die.
For more information, please visit the Company's website at www.aehr.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding industry growth and customer demand for Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include, without limitation, economic conditions in Asia and elsewhere, world events, acceptance by customers of the FOX, MTX, MAX and DiePak technologies, the Company's development and manufacture of a commercially successful wafer-level test and burn-in system, and the potential emergence of alternative technologies, which could adversely affect demand for Aehr Test's products in fiscal year 2005. See Aehr Test's most recent 10-K and 10-Q reports filed with the Securities and Exchange Commission (SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

                          [Financial Tables to Follow]

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                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                    Three Months Ended        Year Ended
                                                          May 31,               May 31,
                                                        (Unaudited)
                                                   ---------- ---------- ---------- ----------
                                                      2004       2003       2004       2003
                                                   ---------- ---------- ---------- ----------
Net sales......................................        $5,872     $4,628    $15,800    $15,092
Cost of sales..................................         3,942      2,985     10,092      9,354
                                                   ---------- ---------- ---------- ----------
Gross profit...................................         1,930      1,643      5,708      5,738
                                                   ---------- ---------- ---------- ----------
Operating expenses:
  Selling, general and administrative..........         1,375      1,259      5,572      5,919
  Research and development.....................         1,153      1,248      4,645      4,543
                                                   ---------- ---------- ---------- ----------
    Total operating expenses...................         2,528      2,507     10,217     10,462
                                                   ---------- ---------- ---------- ----------
Loss from operations...........................          (598)      (864)    (4,509)    (4,724)

Interest income................................            28         67        333        252
Other income (expense), net....................           119         14        293       (146)
                                                   ---------- ---------- ---------- ----------
Loss before income taxes.......................          (451)      (783)    (3,883)    (4,618)

Income tax expense (benefit)...................            33       (106)        76        (74)
                                                   ---------- ---------- ---------- ----------
Net Loss.......................................        $ (484)    $ (677)   $(3,959)   $(4,544)
                                                   ========== ========== ========== ==========

Net loss per share
    Basic......................................        $(0.07)    $(0.09)   $ (0.55)   $ (0.63)
    Diluted....................................        $(0.07)    $(0.09)   $ (0.55)   $ (0.63)

Shares used in per share calculation:
    Basic......................................         7,385      7,157      7,248      7,161
    Diluted....................................         7,385      7,157      7,248      7,161


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                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED BALANCE SHEETS
                          (in thousands, except per share data)

                                                              May 31,        May 31,
                                                               2004           2003
                                                            ----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 4,641        $ 8,362
  Short-term investments .............................           5,892          2,429
  Accounts receivable.................................           4,205          2,889
  Inventories ........................................           7,989          9,247
  Prepaid expenses and other .........................             492          1,640
                                                            ----------     ----------
      Total current assets ...........................          23,219         24,567

Property and equipment, net ..........................           1,289          1,515
Long-term investments ................................           1,292            607
Other assets, net ....................................           1,012          1,558
                                                            ----------     ----------
      Total assets ...................................         $26,812        $28,247
                                                            ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $ 1,838        $   748
  Accrued expenses ...................................           2,100          1,739
  Deferred revenue ...................................             337            106
                                                            ----------     ----------
      Total current liabilities ......................           4,275          2,593

Deferred revenue .....................................              26             30
Deferred lease commitment ............................             307            279
                                                            ----------     ----------
      Total liabilities ..............................           4,608          2,902
                                                            ----------     ----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,389 and 7,157 shares at May 31, 2004
    and May 31, 2003, respectively....................              74             72
  Additional paid-in capital .........................          37,322         36,364
  Net unrealized gain (loss) on investments...........             (14)             2
  Cumulative translation adjustment...................           1,393          1,519
  Accumulated deficit ................................         (16,571)       (12,612)
                                                            ----------     ----------
      Total shareholders' equity .....................          22,204         25,345
                                                            ----------     ----------
      Total liabilities and shareholders' equity .....         $26,812        $28,247
                                                            ==========     ==========

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